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                   SECURITIES AND EXCHANGE COMMISSION

                        Washington,  D.C.  20549


                               FORM  8 - K

                             CURRENT REPORT


                   Pursuant to Section 13 or 15 (d) of
                   the Securities Exchange Act of 1934


                 Date of Report (Date of earliest event
                       reported): March 12, 1996

                   THE BANK OF NEW YORK COMPANY, INC.
                   ----------------------------------
         (exact name of registrant as specified in its charter)


                                NEW YORK
                                --------
             (State or other jurisdiction of incorporation)



                   1-6152                   13-2614959
                   ------                   ----------
       (Commission file number)            (I.R.S. employer identification
                                            number)




        48 Wall Street, New York, NY       10286
        ----------------------------       -----
        (Address of principal executive    (Zip code)
           offices)






                  212 - 495 - 1784
                  ----------------
         (Registrant's telephone number,
              including area code)

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ITEM 4.   Changes in Registrant's
          -----------------------
          Certifying Accountant
          ---------------------

On March 12, 1996 The Bank of New York Company Inc.'s (the Company) Board of Directors, acting upon the recommendation of the Audit Committee of the Company's Board of Directors replaced Deloitte & Touche LLP as the Company's independent public accountants with Ernst & Young LLP to serve as the Company's independent public accountants for the year 1996. The Company's shareholders will be asked to ratify such appointment at the Company's Annual Meeting. In 1995 Deloitte & Touche LLP served as the Company's independent public accountants.

Deloitte & Touche LLP's reports on the Company's financial statements for the last two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years ended December 31, 1995 and during the period from December 31, 1995 through the effective date of Deloitte & Touche LLP's replacement, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused Deloitte & Touche LLP to make reference to the subject matter of such disagreements in connection with its reports.

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                             SIGNATURE
                             ---------

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 18, 1996

                         THE BANK OF NEW YORK COMPANY, INC.
                         (Registrant)


                       By:    /s/ Robert E. Keilman
                              ------------------------
                     Name:     Robert E. Keilman
                    Title:     Comptroller

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                 EXHIBIT INDEX



Exhibit No.     Description

    16         Letter on change in certifying accountant-
               To the Securities and Exchange Commission from Deloitte & Touche LLP, dated March 15, 1996